UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

TROPIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada	N4S 7W3
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 16, 2015, John Marmora resigned as the Chief Financial Officer and Principal Accounting Officer of Tropic International Inc. (the “Company”) and Azmatali Mehrali was appointed by the Company to fill the resulting officer vacancies. Mr. Marmora’s resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise, and he will continue to serve as the Company’s President, Chief Executive Officer, Secretary, Treasurer and sole director.

Azmatali Mehrali

Mr. Mehrali, age 47, has 25 years of financial services experience. He has been the President of a private CFO consulting business that provides regulatory and finance services to start-up brokerage firms in Canada since 2006, and prior to that he served as the Vice President, Finance at Genuity Capital Markets, a start-up brokerage and investment banking firm that was subsequently acquired by Canaccord Financial Inc. From 2001 to 2005, Mr. Mehrali worked as Assistant Controller at Investment Technology Group Canada, an electronic brokerage firm, and from 1994 to 2000, he acted as the Director of Finance at CIBC World Markets.

Mr. Mehrali holds a Bachelor of Commerce degree from the University of Toronto and has received both his Chartered Professional Accountant (CPA) and Certified Management Accountant (CMA) designations.

In connection with the foregoing appointments, the Company entered into a consulting agreement with a corporation controlled by Mr. Mehrali pursuant to which, among other things, the Company agreed to cause its wholly owned subsidiary 1896432 Ontario Inc. to issue an aggregate of 3,000,000 exchangeable preferred shares to Mr. Mehrali’s corporation over two years, all of which may be rescinded in certain limited circumstances. In addition, the consulting agreement provides that the Company will pay Mr. Mehrali’s corporation fees of CDN$100,000 per year plus HST upon raising an aggregate of CDN$500,000 in gross proceeds from the sale of debt or equity securities.

There are no family relationships between Mr. Mehrali and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and other than as described above, Mr. Mehrali was not selected to be an officer of the Company pursuant to any arrangement or understanding with any person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2015	TROPIC INTERNATIONAL INC.

	By:	/s/ John Marmora
John Marmora
President, Chief Executive Officer, Secretary, Treasurer, Director